                                   AGREEMENT

This Agreement between UNITED RENTALS, INC., a Delaware corporation ("UR"), and WAYLAND R. HICKS ("Employee") is hereby entered into on November 14, 1997.

                                   Recitals:
                                   --------

UR and its affiliates (collectively, the "Company") propose to engage in the business of acquiring, operating and financing companies which rent, operate, finance, maintain or otherwise deal in or with equipment or similar assets, and may in the future engage in other businesses which the Company deems to be related to the foregoing. All such businesses are collectively referred to herein as the "Business."

Employee is or will be employed by the Company in a confidential relationship wherein Employee, in the course of his employment with the Company, will become familiar with and aware of information as to the specific manner of doing business and the potential acquisition candidates and customers of the Company and its affiliates and future plans with respect thereto, all of which will be established and maintained at great expense to the Company; this information is a trade secret and constitutes the valuable goodwill of the Company.

Employee recognizes that the Company's business is dependent upon a number of trade secrets, including the identity of customers and potential acquisition candidates, the analysis of such candidates and financial data of the Company. The protection of these trade secrets is of critical importance to the Company.

The Company will sustain great loss and damage if during the periods hereinafter set forth after the termination of Employee's employment, for whatever reason, Employee should violate the provisions of this Agreement. Further, monetary damages for such losses would be extremely difficult to measure.

NOW, THEREFORE, in consideration of the mutual promises, terms, covenants and conditions set forth herein and the performance of each, it is hereby agreed as follows:

1.  Employment and Duties.
    ---------------------

     (a) Upon commencement of and throughout the term of this Agreement, the Company shall employ Employee on the terms and conditions herein set forth. Employee's title shall be President and Chief Operating Officer. Employee shall report to the Chairman and Chief Executive Officer of the Company. Employee shall perform such duties as are commensurate with such offices, and shall have such other authority as shall from time to time be designated by the Board of Directors of the Company. Employee shall accept this employment upon the terms and conditions herein contained and agrees to devote his full time, attention and efforts to promote and further the business and services of the Company. Employee shall faithfully adhere to, execute and fulfill all policies established by the Company.

     (b) Employee shall not, during the term of his employment hereunder, be engaged in any other business activity pursued for gain, profit or other pecuniary advantage without the prior written consent of the Company; provided, however, that Employee's service as a member of the board of directors of not more than two public companies and one private company, as he may determine but as shall be reasonably satisfactory to the Company, shall be permitted subject to the restrictions set forth in Section 5. However, the foregoing limitations shall not be construed as prohibiting Employee from making personal investments in such form or manner as will neither require his services in the operation or affairs of the companies or enterprises in which such investments are made nor violate the terms of Section 5; provided that this Section shall not be violated by an investment representing not more than 1% of the issued and outstanding equity capital of any publicly traded company which is not in the equipment rental business and in respect of which Employee does not render any services.

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     (c)  The Company will use its best efforts to cause Employee to be elected to the Company's Board of Directors prior to consummation of its initial public offering, or at such earlier time as there are sufficient outside directors on the Board so that the election of Employee would not violate the rules of the New York Stock Exchange or the NASDAQ National Market System were the Company's shares of stock then listed thereon. The Company will thereafter at each annual meeting during the term of Employee's employment nominate Employee for election by the shareholders as a director of the Company. Employee agrees to serve a as a director of the Company as aforesaid.

2.  Compensation and Other Benefits.  For all services rendered by Employee to
    -------------------------------
the Company, the Company shall compensate the Employee as follows:

     (a) Base Salary and Bonus. The base salary payable to Employee shall be $400,000 per year, payable in four quarterly installments in cash on the 10th day of each calendar quarter commencing April 1998; a pro rata installment for the period from November 14, 1997 through December 31, 1997 shall be paid on January 10, 1998. After the Company shall have completed a public offering as a result of which there shall have been at least 20 trading days during a calendar quarter, each installment shall be paid 50% in cash and 50% in shares of the Company's common stock (the "Shares"). For the purpose of each installment, the Shares shall be valued at the average closing sales price of the common stock during all trading days in the calendar quarter immediately preceding the date of such installment. The Board of Directors may from time to time award bonuses to Employee based on such criteria as the Board shall establish in its discretion. The payment of base salary and bonuses shall be subject to all applicable federal, state and local withholding taxes, social security deductions and other general obligations.

     (b)  Special Provisions Relating to the Shares.

          (i) Until the first anniversary of the date on which any Shares are issued hereunder, Employee shall not, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, or otherwise transfer or dispose of (collectively, "Transfer") such Shares without the prior written consent of the Company. For purposes of this Agreement, a Transfer of Shares will be deemed to include any transaction involving the sale or purchase of common stock of the Company or contracts relating to the purchase or sale thereof (such as "shorting against the box" or hedging or using derivative instruments) that is intended to eliminate or reduce the market risk of owning such Shares.

          (ii) Employee understands that the Shares have not been registered under the Securities Act of 1933, as amended ("the "Act"), or any state or foreign securities laws. Within 13 months following the closing of an initial public offering, the Company will file a registration statement, in accordance with the Securities Act, registering the resale of the Shares and will use its best efforts to cause such registration statement to become effective and the Shares to be qualified under the laws of such States as Employee requests as soon as practicable thereafter. The Company will also amend such registration statement or file such supplemental or additional registration statements as in the opinion of Company's counsel shall be required to permit the public sale of Shares issued hereunder in a single transaction once the restrictions under Section (i) on Transfer of such Shares have lapsed, and shall use its best efforts to cause such amendments or additional registration statements to become effective upon lapse of such restrictions.

         (iii) The Company shall take all actions necessary to keep such registration and qualification effective and the Shares to be qualified under the laws of such States as the Employee requests until the undersigned has sold all of the Shares or until such registration and qualification shall no longer necessary for the public sale of the Shares in a single transaction. All registration expenses incurred in connection with the registration of Shares pursuant to this Agreement shall be borne by the Company.

          (iv) The transfer restrictions until the first anniversary of the date of issuance described above will continue in effect notwithstanding any such registration. Without limiting the restrictions provided for in this Section, Employee agrees not to Transfer any Shares in the absence of an effective

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

               registration statement under the Act or an opinion of counsel satisfactory to the Company that such Transfer does not require such registration under the Act and will not be in violation of applicable state securities laws.

          (v) The restrictions on Transfer and the registration rights with respect to the Shares provided for in this Agreement shall apply to any securities issued in respect of the Shares (by way of stock split, dividend or otherwise).

          (vi) Employee hereby acknowledges, represents and warrants to, and agrees with, the Company as follows:

               (A) Employee is acquiring the Shares for Employee's own account, for investment purposes only, and not with a view to or for or in connection with the resale, public distribution or fractionalization thereof, in whole or in part.

               (B) Employee meets the standards of an "Accredited Investor" set forth under Rule 501(a) of Regulation D under the Act and has such knowledge and experience in financial and business matters that Employee with the assistance of Employee's representatives and/or advisors, is capable of evaluating the merits and risks of an investment in the Shares. Employee will promptly notify the Company in the event that prior to the issuance of the Shares to Employee the foregoing representation ceases to be accurate.

          (vii)  Employee:

               (A) has received and carefully read the Company's registration statement on Form S-1 (the "Registration Statement"), has been advised that the Registration Statement has not been declared effective, understands and has evaluated the risks of a purchase of the Shares, including the risks set forth in the Registration Statement, and has relied solely (except as indicated in subparagraphs (ii) and (iii) below) on the information contained in the Registration Statement;

               (B) has been given the opportunity to ask questions of, and receive answers from, the Company concerning the Company and other matters pertaining to his acquisition of the Shares, and to obtain any additional information necessary to verify the accuracy of the information contained in the Registration Statement or otherwise provided, and has not been furnished any other offering literature or prospectus except as mentioned herein or in the Registration Statement;

               (C) has been furnished with all additional documents and information requested by Employee; and

               (D) has determined that the Shares are a suitable investment and that at this time Employee could bear a complete loss of the investment.

          (viii) The certificates representing the Shares will bear a legend in substantially the following form:

                    "The shares represented by this certificate have not been registered under the Securities Act of 1933. The shares may not be offered, sold, transferred, or otherwise disposed of except pursuant to an effective registration statement under that Act and under any applicable state securities laws unless prior to such disposition the issuer is furnished with an opinion of counsel, in form and substance satisfactory to the issuer, that the proposed transaction will be exempt from such registration. The shares are subject to additional restrictions on transfer contained in an Employment Agreement dated November 14, 1997, between the issuer and the holder."

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

          (ix) The Company represents and warrants that (i) it is duly organized and in good standing, (ii) it has taken all corporate action necessary for the authorization, execution, delivery and performance of this Agreement, and (iii) upon issuance, the Shares will be duly and validly issued, fully paid and nonassessable.

          (x) No representations not contained herein or in the Registration Statement have been made to Employee by the Company or any officer, employee, agent or affiliate thereof.

          (xi)  Indemnification.

               (A) In the event of the registration of Shares under the Act pursuant to this Agreement, the Company will, and it hereby does, indemnify and hold harmless, to the extent permitted by law, Employee, against any and all losses, claims, damages or liabilities, joint or several, and expenses to which Employee may become subject under the Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such Shares were registered under the Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Company will reimburse Employee for any legal or any other expenses reasonably incurred by him in connection with investigating or defending any such loss, claim, liability, action or proceeding; provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by Employee expressly for use in the preparation thereof. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of Employee.

               (B) In the event of the registration of the Shares under the Act pursuant to this Agreement, Employee will, and he hereby does, indemnify and hold harmless, to the extent permitted by law, the Company, its directors and officers and each other person, if any, who controls the Company within the meaning of the Act, against any and all losses, claims, damages or liabilities, joint or several, and expenses to which the Company, any such director or officer or any such controlling person may become subject under the Act, common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings, whether commenced or threatened, in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in any registration statement under which such securities were registered under the Act, any preliminary, final or summary prospectus contained therein, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such loss, claim, damage, liability (or action or proceeding in respect thereof) or expenses arise out of or are based upon any untrue statement or alleged untrue statement or omission or alleged omission made in such registration statement or amendment or supplement thereto or in any such preliminary, final or summary prospectus in reliance upon and in conformity with written information furnished to the Company by Employee expressly for use in the preparation thereof; and Employee will reimburse the Company and each such director, officer and

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

                    controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by Employee. In no event shall the liability of Employee hereunder exceed the proceeds of sale received by Employee in respect of securities sold by Employee pursuant to such registration statement.

               (C) Promptly after receipt by an indemnified party hereunder of written notice of the commencement of any action or proceeding involving a claim referred to in the preceding subsections of this Section, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such claim, the indemnifying party will be entitled to participate in the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party. No indemnifying party will consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

     (c) Vacation. Employee shall be entitled to three (3) weeks of paid vacation during each 12-month period of his employment hereunder at times mutually acceptable to Employee and the Company. Unused vacations can be carried forward for 12 months, and shall thereupon lapse.

     (d) Other Compensation and Benefits. Employee may be entitled to receive additional compensation from the Company in such form and only to the extent explicitly set forth below. Employee shall be entitled to participate upon commencement of the term of this Agreement in the Company group health insurance plan, group life, group long-term disability, and any 401(k) plan which is made available, from time to time, to other senior executives of the Company.

     (e) Reimbursement. The Company shall reimburse Employee for properly documented expenses which are incurred by Employee on behalf of the Company in accordance with Company policies in effect from time to time.

     (f)  Grant and Vesting of Options.

          (i) Employee shall receive the option grant set forth in an option grant letter dated of even date herewith (the "Option Grant Letter").

          (ii) The term "Options" as used herein means the options granted under the Option Grant Letter and any and all other options to purchase shares of common stock which are at any time hereafter granted by the Company to Employee, whether under the Company's 1997 Stock Option Plan or otherwise. Notwithstanding any other provision to contrary set forth in the Option Grant Letter or the United Rentals, Inc. 1997 Stock Option Plan, all unvested Options shall automatically vest on a Change of Control which occurs while Employee is employed by the Company.

         (iii) A "Change of Control" shall be deemed to have occurred if:

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

               (A) any "person" is or becomes a "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934 (the "Act") directly or indirectly, of securities of United Rentals, Inc. representing 50% or more of the total voting power represented by then outstanding voting securities of United Rentals, Inc., or has the power (whether as a result of stock ownership, revocable or irrevocable proxies, contract or otherwise) or ability to elect or cause the election of directors consisting at the time of such election of a majority of the Board. The term "persons" is defined in Section 13(d) of the Act, except that the term "person" shall not include:

                    (1) any person or an Affiliate of such person who as of the date of this Agreement owns 10% or more of the total voting power represented by the outstanding voting securities of the Company; and

                    (2) a trustee or other fiduciary holding securities under any employee benefit plan of the Company or a corporation which is owned directly or indirectly by the stockholders of the Company in substantially the same percentage as their ownership in the Company; or

               (B) the stockholders of United Rentals, Inc. approve a merger of United Rentals, Inc., or a plan of complete liquidation of United Rentals, Inc., or an agreement for the sale or disposition by United Rentals, Inc. of all or substantially all of its assets, or any other business combination of United Rentals, Inc. with any other corporation, other than any such merger or business combination which would result in the voting securities of United Rentals, Inc. outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least 50% of the total voting power represented by the voting securities of United Rentals, Inc. or such surviving entity outstanding immediately after such merger or business combination.

          (iv) An "Affiliate" of a person is a person that controls, is controlled by, or is under common control with such person.

     (g) The Company will directly pay or, upon presentation of appropriate vouchers or other expense statements, reimburse Employee for the ordinary and necessary moving, house search, travel, lodging and similar expenses incurred by him and his family in relocation Employee and his wife and household effects from his current principal residence in Boston, Massachusetts to the Greenwich, Connecticut area, including the cost of temporary housing reasonably necessary to permit Employee to obtain a suitable permanent residence, all in accordance with the policy set forth in Exhibit B. The Company's maximum aggregate liability under this Section (g) and under Exhibit B is $100,000.

3. Term; Termination; Rights of Termination.

   (a) The term of this Agreement shall begin on the date hereof, and shall continue until the third anniversary of the commencement date. This Agreement and Employee's employment may terminate in any one of the following ways:


          (i)   The death of Employee shall terminate the Agreement;

          (ii) A notice of resignation by the Employee presented to the Company shall terminate the Agreement;

          (iii) The Board of Directors of the Company may terminate this Agreement after ten (10) days' written notice to Employee for Cause, which shall be defined to mean:

               (A) The failure by Employee to substantially perform his duties hereunder, other than (except as set forth in Section (B)) any such failure resulting from Employee's incapacity due to physical or mental illness, after being notified in writing by the

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

                    Company that he has failed to perform his duties hereunder and has been given 30 days to cure any such failure;

               (B) If, because of illness or physical or mental disability or other incapacity which continues for a period in excess of four months in any consecutive 16-month period, Employee is unable to perform his duties under this Agreement;

               (C) Engaging by Employee in willful misconduct that is demonstrably and materially injurious to the Company;

               (D) The deliberate and intentional violation by Employee of the provisions of Sections 4 or 5 of this Agreement;

               (E) The conviction of Employee for any felony from which all appeals have been exhausted;

               (F) The conviction of Employee for any misdemeanor (other than a traffic offense) from which all appeals have been exhausted and which negatively and materially affects the Company's business or reputation; or

               (G) Alcohol or drug abuse by Employee which negatively affects the Company, or any use of illegal drugs.

               It is understood, however, that no failure to achieve financial or other business results shall be a basis for termination of Employee for Cause.

          (iv) The Company may terminate this Agreement without Cause at any time or Employee may terminate this Agreement for Good Reason (as hereinafter defined) at any time, provided that in the event of a termination of this Agreement by the Company without Cause, or termination by Employee for Good Reason, Employee shall be entitled to receive in a lump sum an amount equal to $1,000,000 subject to withholding and social security taxes.

          (v)  For purposes of this Agreement, Good Reason shall mean:

               (A) The assignment to Employee of any duties materially
                   inconsistent with Employee's positions, duties, authority, responsibilities or reporting requirements as set forth in
                   Section 1(a); or

               (B) At any time during the term of this Agreement, a reduction or material delay in payment of Employee's total cash, and (to the extent in the Company's control) equity-based compensation and benefits from those required to be provided in accordance with the provisions of this Agreement, or the breach of any other material provision of this Agreement;

               provided, however, that for purposes of this subparagraph (iv), Good Reason shall not include any acts which are cured by the Company in all material respects not later than 30 days from the date of receipt by the Company of a written notice from Employee identifying in reasonable detail the act or acts constituting "Good Reason."

      (b) Upon termination of this Agreement or Employee's employment for any reason whatsoever, Employee shall be entitled to receive all salary earned under this Agreement to the date of termination. However, termination of this Agreement shall not accelerate the payment date of any monies accrued or accruing to the account of Employee as a result of any bonuses or other compensation, nor shall termination vest in Employee any right in connection therewith other than as expressly set forth in the Agreements (as hereinafter defined).

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

      (c) Effective upon the termination of this Agreement or Employee's employment for any reason whatsoever, Employee hereby resigns as a director of the Company.

      (d) In the event of termination of this Agreement for any reason provided in this paragraph or if Employee resigns prior to the expiration of the term of this Agreement, all rights and obligations of the Company and Employee under this Agreement, other than those set forth in
          Section 11, shall cease immediately, except for those in favor of the Company which by their terms specifically apply to periods following the termination of this Agreement, and (if and only if Employee has not breached any material provision of this Agreement) those in favor of Employee which by their terms specifically apply to periods following the termination of this Agreement, including without limitation the registration rights and the indemnification rights granted hereunder and all rights provided under the Agreements, and thereafter Employee shall have no right to receive any compensation hereunder except as otherwise expressly set forth in the Agreements.

      (e) Any termination notice by the Company or Employee shall be communicated by written "Notice of Termination" to the other party, and shall include the specific termination provision in this Agreement that is relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide the basis for termination of Employee's employment under the provision so indicated.

      (f) No termination of Employee's employment shall be treated as for Cause unless and until there shall have been delivered to Employee a certified copy of a resolution duly adopted by the affirmative vote of the Board of Directors of the Company, at a meeting of the Board called and held for the purpose, finding that in the good-faith opinion of the Board, conduct of the Employee met the definition of Cause, and specifying the particulars thereof.

4. Confidentiality

      (a) During and at all times after Employee's employment:

        (i) Employee will not, except in furtherance of the business of the Company, disclose to any person or entity, without the Company's prior consent, any confidential or secret information, whether prepared by him or others.

         (ii) Employee will not, except in furtherance of the business of the Company, directly or indirectly use any such information other than as directed by the Company in writing.

         (iii) Employee will not, except in the furtherance of the business of the Company, remove confidential or secret information from the premises of the Company without the prior written consent of the Company.

          (iv) Upon termination of his employment for whatever reason, with or without cause, Employee will promptly deliver to the Company all originals and copies (whether in note, memo or other document form or on video, audio or computer tapes or discs or otherwise) of confidential or secret information that is in his possession, custody or control, whether prepared by him or others.


      (b) Confidential information includes, but is not limited to:

         (i) the name of any company or business all or any substantial part of which is or at any time was a candidate for potential acquisition by the Company, together with all analyses and other information which the Company has generated, compiled or otherwise obtained with respect to such candidate, business or potential acquisition, or with respect to the potential effect of such acquisition on the Company's business, assets, financial results or prospects;

          (ii) business, pricing and management methods;

         (iii) finances, strategies, systems, research, surveys, plans, reports, recommendations and conclusions;

          (iv) names, arrangements with, or other information relating to, the Company's customers, suppliers, equipment manufacturers, financiers, owners or operators, representatives and other persons who have business relationships with the Company or who are prospects for business relationships with the Company;

          (v)  technical information, work products and know-how; and

          (vi) cost, operating, and other management information systems, and other software and programming.

     (c) Notwithstanding any other provision of this Agreement, (i) Confidential information shall not include information that has been previously disclosed to the public by the Company or that is in the public domain, other than by reason of Employee's breach of this
          Section 4, and (ii) disclosure by Employee of Confidential information which is required in connection with any judicial or administrative proceeding or inquiry shall not be treated as a breach of this Section 4, provided Employee has to the extent practicable given the Company at least 10 days' notice of request therefor (unless otherwise precluded by law) and has cooperated with the Company in its attempts to obtain confidential treatment of any request for Confidential information.

5. Non-Compete Provisions. The following covenants are made by Employee in partial consideration for the substantial economic investment made by the Company in the hiring, education and training of Employee and the compensation and other benefits afforded by the Company to the Employee. Such covenants were material inducements to the Company in hiring Employee.

     (a) During his employment by the Company and for a period of 36 months immediately following the termination of his employment for any reason whatsoever, whether or not for cause:

          (i) Employee will not in any Restricted Area (as hereinafter defined) directly or indirectly be employed or retained by any Competitive Entity, nor will Employee directly or indirectly own any interest in any Competitive Entity or render to it any consulting, brokerage, contracting, financial or other services or serve as a director thereof. Employee shall be deemed to be employed or retained in the Restricted Area if he has an office in the Restricted Area or if he performs any duties or renders any advice with respect to any facility or business activities in the Restricted Area. The term "Competitive Entity" means a person or entity who or which competes with the Company to any extent, except for any such person or entity which competes only with a discrete business of the Company:

               (A) whose aggregate annual revenues are then less than the lesser of $1,000,000 or 1% of the Company's annual aggregate revenues; and

               (B) which discrete business is engaged in by the Company exclusively by reason of the acquisition thereof incidental to the acquisition of another business; and

               (C) as to the conduct of which discrete business Employee has had no material role.


          (ii) A "Restricted Area" means each of:

               (A) any state in the United States and any province in Canada in which the Company conducts any equipment rental or other equipment-related activity, it being agreed that each state and province is one unitary market for purposes of the Company's business;

               (B) regardless of state, the area within a 200-mile radius of any office or facility of the Company in which or in relation to which Employee shall have performed any duties for the Company during the one year period preceding the termination of his employment.

         (iii) Employee will not anywhere in the United States or Canada directly or indirectly be employed or retained by a Similar Entity (as hereinafter defined) nor will Employee directly or indirectly own any interest in any Similar Entity or render to it any consulting, brokerage, financing, contracting, or other services. A "Similar Entity" means each of:

               (A) the entities listed in Exhibit A to this Agreement; and

               (B) any Competitive Entity; and

               (C) any entity which, to Employee's knowledge, at any time during the term of Employee's employment was a candidate for acquisition by or merger with the Company; and

               (D) any entity which, to Employee's knowledge, was a candidate for acquisition by the Company at any time during the term of Employee's employment.

     (b) During his employment by the Company and for a period of 36 months immediately following the termination of his employment for any reason whatsoever, whether or not for cause, Employee will not anywhere directly or indirectly (whether as an owner, partner, employee, consultant, broker, contractor or otherwise, and whether personally or through other persons):

          (i) solicit or accept the business of, or call upon, any person or entity who or which is or was (i) a customer, supplier, manufacturer, finder, broker, or other person who had a material business relationship with the Company, or who was a prospect for a material business relationship with the Company related to a material business of the Company, at any time during the period the period of his employment, or (ii) an affiliate of any such person;

          (ii) approve, solicit or retain, or discuss the employment or retention (whether as an employee, consultant or otherwise) of any person who was an employee of the Company at any time during the one-year period preceding the termination of his employment;

         (iii) solicit or encourage any person to leave the employ of the Company;

          (iv) call upon or assist in the acquisition of any company which was, to Employee's knowledge, during the term of Employee's employment either called upon by an employee of the Company or by a broker or other third party, for possible acquisition by the Company or for which an employee of the Company or other person made an acquisition analysis for the Company; or

          (v) own any interest in or be employed by or provide any services to any person or entity which engages in any conduct which is prohibited to Employee under this Section.

     (c) All time periods in this Agreement shall be computed by excluding from such computation any time during which Employee is in violation of any provision of this Agreement and any time during which there is pending in any court of competent jurisdiction any action (including any appeal from any final judgment) brought by any person, whether or not a party to this Agreement, in which action the Company seeks to enforce the agreements and covenants in this Agreement or in which any person contests the validity of such agreements and covenants or their enforceability or seeks to avoid their performance or enforcement.

     (d) Employee understands that the provisions of this Agreement have been carefully designed to restrict his activities to the minimum extent which is consistent with law and the Company's requirements. Employee has carefully considered these restrictions, and Employee confirms that they will not unduly restrict Employee's ability to obtain a livelihood. Employee has heretofore engaged in businesses other than the Business. Before signing this Agreement, Employee has had the opportunity to discuss this Agreement and all of its terms with his attorney.

     (e) Since monetary damages will be inadequate and the Company will be irreparably damaged if the provisions of this Agreement are not specifically enforced, the Company shall be entitled, among other remedies (i) to an injunction restraining any violation of this Agreement (without any bond or other security being required) by Employee and by any person or entity to whom Employee provides or proposes to provide any services in violation of this Agreement, (ii) to require Employee to hold in a constructive trust, account for and pay over to the Company all compensation and other benefits which Employee shall derive as a result of any action or omission which is a violation of any provision of this Agreement and (iii) to require Employee to account for and pay over to the Company:

          (i) any net profit earned by the Employee from the exercise, during the 24-month period prior to the termination of his employment, of any stock options issued to him by the Company; and

          (ii) any bonus received by Employee during the 12-month period immediately preceding termination of his employment.

     (f) If any provision contained in this Agreement is determined to be void, illegal or unenforceable, in whole or in part, then the other provisions contained herein shall remain in full force and effect as if the provision which was determined to be void, illegal, or unenforceable had not been contained herein.

     (g) The courts enforcing this Agreement shall be entitled to modify the duration and scope of any restriction contained herein to the extent such restriction would otherwise be unenforceable, and such restriction as modified shall be enforced.

6.  Return of Company Property.  All products, records, designs, patents, plans,
    --------------------------
manuals, "field guides," memoranda, lists and other property delivered to Employee by or on behalf of the Company or by its customers (including, but not limited to, customers obtained for the Company by Employee), and all records compiled by the Employee which pertain to the business of the Company (whether or not confidential) shall be and remain the property of the Company and be subject at all times to its discretion and control. Likewise, all correspondence with customers or representatives, reports, records, charts, advertising materials, and any data collected by Employee, or by or on behalf of the Company or its representatives (whether or not confidential) shall be delivered promptly to the Company without request by it upon termination of Employee's employment.

7.  Inventions.  Employee shall disclose promptly to the Company any and all
    ----------
conceptions and ideas for inventions, improvements and valuable discoveries, whether patentable or not, which are conceived or made by Employee solely or jointly with another during the period of employment or within one (1) year thereafter and which are related to the business or activities of the Company or which Employee conceives as a result of his employment by the Company, and Employee hereby assigns and agrees to assign all his interests therein to the Company or its nominee. Whenever requested to do so by the Company, Employee shall execute any and all applications, assignments or other instruments that the Company shall deem necessary to apply for and obtain Letters Patent of the United States or any foreign country or to otherwise protect the Company's interest therein. These obligations shall continue beyond the termination of employment with respect to inventions, improvements and valuable discoveries, whether patentable or not, conceived, made or acquired by Employee during the period of employment or within one (1) year thereafter, and shall be binding upon Employee's assigns, executors, administrators and other legal representatives.

8.  Suits Against Company.
    ----------------------

    (a) Both during and after the term of employment hereunder, Employee covenants that Employee will not bring suit or file counterclaims against the Company for corporate misconduct (which for this purpose shall not include any action brought by Employee to enforce his rights under this Agreement, or under the United Rentals, Inc. Subscription Agreement dated of even date, the United Rentals, Inc. 1997 Stock Option Plan, or the Option Grant Letter (collectively referred to as the "Agreements"), or under any Company compensation or benefit plan), unless both of (i) and (ii) shall have occurred, namely:

          (i) Employee shall have first made written demand to the Company's Board of Directors to investigate and deal with such misconduct, and

          (ii) The Board of Directors shall have failed within 45 days after the date of receipt of such demand to establish a Special Litigation Committee, consisting exclusively of outside directors, to investigate and deal with such misconduct.

     (b) Without limiting the generality and to further implement the foregoing, Employee irrevocably and unconditionally consents at the option of the Company to the entry of temporary restraining orders and temporary and permanent injunctions (without posting bond or other security) against the filing of any action or counterclaim which is prohibited hereunder.

     (c) The opinion of the Board of Directors shall be binding and conclusive on the determination of which directors constitute "outside directors," and the determination of the Special Litigation Committee shall be binding and conclusive on all matters relating to the actual or alleged misconduct which is referred to it as aforesaid.

9.  Cooperation in Proceedings. During and after the termination of Employee's
    --------------------------
employment, Employee will for reasonable compensation consistent with his compensation from the Company reasonably cooperate and at reasonable times with the Company and its subsidiaries in all litigations and regulatory proceedings on which the Company or any subsidiary seeks Employee's assistance and as to which Employee has any knowledge or involvement, other than any action or proceeding brought to enforce the provisions of the Agreements. Without limiting the generality of the foregoing and except in connection with any action or proceeding brought to enforce the provisions of the Agreements, subject to his commitments to other employers Employee will be available to testify at such litigations and other proceedings, and will cooperate with counsel to the Company in preparing materials and offering advice in such litigations and other proceedings. Except as required by law and then only upon reasonable prior written notice to the Company and except in connection with any action or proceeding brought to enforce the provisions of the Agreements, Employee will not in any way cooperate or assist any person or entity in any matter which is adverse to the Company or to any person who was at any time an officer or director of the Company.

10. No Derogation. Except as otherwise required by law (and then only upon 10
    -------------
days' prior written notice to the other party), neither the Company nor Employee will from and after the date hereof, whether during Employee's employment or at any time thereafter, in any way or to any person, denigrate or derogate the Company or any of its subsidiaries, or any person who was at any time an officer or director of the Company, or any products, services or procedures, or the Employee, whether or not such denigrating or derogatory statements shall be true and are based on acts or omissions which were learned or are learned by the Company or Employee heretofore or from and after the date hereof or on acts or omissions which occurred at any time heretofore or which occur at any time from and after the date hereof, or otherwise.

11. Miscellaneous.
    --------------

    (a)   Complete Agreement. There are no representations, understandings or
          -------------------
          agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement other than the Agreements. The Agreements are the final, complete and exclusive statement and expression of the agreement between the Company and Employee. The Agreements cancel and supersede all prior agreements with respect to the subject matter hereof, and cannot be varied, contradicted or supplemented by evidence of any prior or contemporaneous oral or written agreements. The Agreements may not be later modified except by a further writing signed by the Company and Employee, and no term of the Agreements may be waived except by writing signed by the party waiving the benefit of such terms.

     (b)  No Waiver. No waiver by the parties hereto of any default or breach of
          ---------
          any term, condition or covenant of this Agreement shall be deemed to be a waiver of any subsequent default or breach of the same or any other term, condition or covenant contained herein.

     (c)  Costs.  In the event that the Employee shall prevail in any legal
          ------
          proceedings between the Company and the Employee as to the interpretation of this Agreement, including any legal proceedings instituted by Employee to enforce the terms of this Agreement or to enforce any rights with respect to the Shares or the Options, and also including the defense by Employee against legal proceedings instituted by the Company, the Company shall reimburse Employee for his out of pocket costs and expenses with respect thereto, including reasonable attorney's fees and expenses. Employee shall be deemed to have prevailed only to the extent that a final judgment of a court is rendered in his favor and such judgment has been affirmed by final appeal or the time for appeal or further appeal has lapsed.

(d)  Notice.  Whenever any notice is required hereunder, it shall be given in
     ------
              writing addressed as follows:

               To the Company:
                                             Attn: CEO
                                             United Rentals, Inc.
                                             Third Floor
                                             Four Greenwich Office Park
                                             Greenwich, Connecticut 06830
                    with a copy to:
                                             Oscar D. Folger, Esq.
                                             24th floor
                                             521 Fifth Avenue
                                             New York, New York 10175

                    To Employee
                                             Wayland R. Hicks
                                             Marlboro Street, #2
                                             Boston, MA 02116

                    with a copy to:

                                             Willkie Farr & Gallagher
                                             One Citicorp Center
                                             East 53rd Street
                                             New York, NY 10022-4677
                                             Attn:  Stephen T. Lindo, Esq.

               Notice shall be deemed given and effective (a) five business days after the deposit in the U.S. mail of a writing addressed as above and sent first class mail, certified, return receipt requested, (b) one (1) business day after delivered to a nationally recognized air courier for next day delivery service, or (c) upon personal delivery. Either party may change the address for notice by notifying the other party of such change in accordance with this paragraph.

    (e)   Severability; Headings. If any portion of this agreement is held
          ----------------------
          invalid or inoperative, the other portions of this agreement shall be deemed valid and operative, and so far as it is reasonable and possible, effect shall be given to the intent manifested by the portion held invalid or inoperative. The paragraph headings herein are for reference purposes only and are not intended in any way to describe, interpret, define or limit the extent or intent of this Agreement or any part hereof.

     (f)  Governing Law; Resolution of Disputes; Service of Process. This
          ---------------------------------------------------------
          Agreement shall in all respects be construed according to the laws of the State of Delaware. All disputes relating to the interpretation and enforcement of the provisions of this Agreement shall be resolved and determined exclusively by the state or federal courts sitting in Delaware, and such courts are hereby granted exclusive jurisdiction for such purpose. Employee waives trial by jury. Service of process shall be effective when given in the manner provided for notices hereunder.

     (g)  Mitigation. Employee shall not be obligated to seek other employment
          ----------
          in mitigation of the amounts payable under any provision of this Agreement. The obtaining of any such other employment shall in no event effect any reduction of the Company's obligations to make the payments and arrangements required to be made under this Agreement.

     (h)  Indemnification.
          ---------------

          (i) The Company shall indemnify Employee to the fullest extent permitted by Delaware law in effect as of the date hereof against all costs, expenses, liabilities and losses (including, without limitation, attorneys' fees, judgments, fines, penalties, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred by Employee in connection with a Proceeding. For the purposes of this Section 11, a "Proceeding" shall mean any action, suit or proceeding, whether civil, criminal, administrative or investigative, in which Employee is made, or is threatened to be made, a party to, or a witness in, such action, suit or proceeding by reason of the fact that he is or was an officer, director or employee of the Company or is or was serving as an officer, director, member, employee, trustee or agent of any other entity at the request of the Company.

          (ii) The Company shall advance to Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by the Company of a written request for such advance. Such request shall include an itemized list of the costs and expenses and an undertaking by Employee to repay the amount of such advance if it shall ultimately be determined that he is not entitled to be indemnified against such costs and expenses.

         (iii) Employee shall not be entitled to indemnification under this
               Section 11 unless he meets the standard of conduct specified in the Delaware General Corporation Law. Notwithstanding the foregoing, to the extent permitted by law, neither Section 145(d) of the Delaware General Corporation Law nor any similar provision shall apply to indemnification under this Section 11, so that if Employee in fact meets the applicable standard of conduct, he shall be entitled to such indemnification whether or not the Company (whether by the board of directors, the shareholders, independent legal counsel or other party) determines that indemnification is proper because he has met such applicable standard of conduct. Neither the failure of the Company to have made such a determination prior to the commencement by Employee of any suit or arbitration proceeding seeking indemnification, nor a determination by the Company that he has not met such applicable standard of conduct, shall create a presumption that he has not met the applicable standard of conduct.

          (iv) The rights to indemnification conferred under this Agreement shall not be exclusive of any other rights to indemnification which Employee may have by law or pursuant to the terms of any other agreement.

          (v) To the extent the Company from time to time provides such coverage for its other executive officers, the Company agrees to continue and maintain a directors and officers liability insurance policy covering Employee both during his employment and after Employee's termination of his employment with respect to acts or omissions that occurred prior to his termination of employment.

     (i)  Successors; Binding Agreement; Assignment.
          -----------------------------------------

          (i) The Company may assign this Agreement only to a person or entity who or which directly or indirectly succeeds to all or any substantial part of the Company's assets or business.

          (ii) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. Failure of the Company to obtain such agreement prior to the effectiveness of any such succession shall be a breach of this Agreement. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which executes and delivers the agreement provided for in this Section 11 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

         (iii) This Agreement and all rights of Employee hereunder shall inure to the benefit of and be enforceable by Employee's personal or legal representatives, executors, administrators, successors, heirs, distributee, devisees and legatees. Employee may not assign his rights or obligations hereunder.

    (j)   Counterparts. This Agreement may be executed in several counterparts,
          ------------
          each of which shall be deemed an original, but all of which constitute one and the same instrument. This Agreement may be delivered by telecopy of signed documents, and the parties may rely upon such telecopy counterparts of this Agreement as though they were original. Without altering the validity of the foregoing, the parties will exchange executed original counterparts of the Agreement by overnight courier or as soon thereafter as otherwise practicable.

     UNITED RENTALS, INC.
     BY:________________________________________
     Bradley Jacobs, its Chief Executive Officer
     EMPLOYEE:
     ______________________________________
     Wayland R. Hicks

EXHIBIT A
----------

American Equipment

Brambles

Brentwood Associates

Caterpillar

Deere

Falconite

GE Capital

Golder Thoma

Hertz Equipment Rental Corporation

National Equipment Services

Nations Rent

Neff

Prime Services

Rental Service Corp.

RentX

US Rentals

any company on the "RER 100" list

Any affiliate of any of the foregoing.

                                   EXHIBIT B
                                   ---------

Sale of Old Residence.
---------------------

Reimbursement of reasonable expenses connected with the sale of Boston, Massachusetts home, including, among other things, broker's fee, real estate transfer taxes and stamps, recording fees, and legal expenses.

Reimbursement of duplicate home ownership expenses in respect of the Boston, Massachusetts home if unable to sell the old residence after acquiring new residence for a period of not more than six months from the commencement of the term of employment. This would include condominium maintenance fees, real estate taxes, insurance and utility expenses, etc., on the Boston, Massachusetts property.

Finding a New Residence.
-----------------------

Reimbursement of reasonable travel, meals, lodging, and related expenses incurred by the Employee and his wife in connection with looking for housing in Connecticut.

Reimbursement of interest costs of bridge loan incurred to purchase new residence if old residence has not been sold before new one is purchased for a period of up to six months.

Reimbursement for reasonable closing costs, including, among other things, title insurance, legal fees, survey, inspections, service charges, mortgage points, recording fees, transfer taxes and stamps.

Reimbursement of reasonable temporary living expenses, for a period of up to three months from the commencement of the term of employment.

The Physical Move.
-----------------

Payment of reasonable cost of moving household effects from Boston, Massachusetts home, including, among other things, packing, unpacking, transportation, appliance disconnect and re-connect.

Reimbursement of reasonable transportation, meals, etc. for move of Employee and wife to new residence.

                                       18